Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors of Norfolk Southern Corporation, a corporation organized under the laws of the Commonwealth of Virginia (the “Corporation”), hereby constitute and appoint William A. Galanko, John M. Scheib, and C.H. Allison, Jr. (with full power to each of them to act alone), his/her true and lawful attorneys-in-fact and agents for him/her and on his/her behalf and in his/her name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his/her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) on behalf of the Corporation a Form S-3 Automatic Shelf Registration Statement, and all amendments or supplements thereto, with all exhibits and any and all documents required to be filed with respect thereto, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he/she himself/herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors has hereunto set his/her hand, as of the date specified.

Signatures	Title	Date

/s/ Thomas D. Bell, Jr. Thomas D. Bell, Jr.	Director	January 23, 2018

/s/ Erskine B. Bowles Erskine B. Bowles	Director	January 23, 2018

/s/ Wesley G. Bush Wesley G. Bush	Director	January 23, 2018

/s/ Daniel A. Carp Daniel A. Carp	Director	January 23, 2018

/s/ Mitchell E. Daniels, Jr. Mitchell E. Daniels, Jr.	Director	January 23, 2018

Signatures	Title	Date

/s/ Marcela E. Donadio Marcela E. Donadio	Director	January 23, 2018

/s/ Steven F. Leer Steven F. Leer	Director	January 23, 2018

/s/ Michael D. Lockhart Michael D. Lockhart	Director	January 23, 2018

/s/ Amy E. Miles Amy E. Miles	Director	January 23, 2018

/s/ Martin H. Nesbitt Martin H. Nesbitt	Director	January 22, 2018

/s/ Jennifer F. Scanlon Jennifer F. Scanlon	Director	January 23, 2018

/s/ John R. Thompson John R. Thompson	Director	January 23, 2018